UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 12, 2007

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 12, 2007, the Board of Directors of Echelon Corporation (“Echelon”) approved amendments to the form of Nonqualified Stock Option Grant Agreement (the “NSO”) for use under Echelon’s 1997 Stock Plan.

In addition to permitting option holders to exercise their options by means of a “net exercise” or payment of cash (or various cash equivalents), the form of NSO has been amended to permit cashless exercise and surrender of Echelon shares as acceptable forms of consideration upon exercise of an NSO.

The NSO as amended provides a single standard form of NSO under the 1997 Stock Plan and replaces the form of NSO previously in use by Echelon.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Form of Nonqualified Stock Option Grant Agreement under 1997 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ Oliver R. Stanfield
Oliver R. Stanfield
Executive Vice President and
Chief Financial Officer

Date: April 16, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Nonqualified Stock Option Grant Agreement under 1997 Stock Plan.